POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned director and/or officer and/or designated statutory insider of Teledyne Technologies Incorporated, hereby constitute and appoint John T. Kuelbs, Melanie
S. Cibik and Robyn E. Choi, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each, for the undersigned in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of Teledyne Technologies Incorporated), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and to execute any and all forms, documents and instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable or which may be required under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the acquisition, by purchase or otherwise, or disposition, by sale, gift or otherwise, of beneficial ownership of shares of common stock of Teledyne Technologies Incorporated (and any derivative security relating thereto) by the undersigned, as fully to all intents and purposes as the undersigned might or could do in person, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned to any the Initial Statement of Beneficial Ownership of Securities on Form 3 ("Form 3"), Statement of Changes in Beneficial Ownership of Securities on Form 4 ("Form 4") or Annual Statement of Beneficial Ownership of Securities on Form 5 ("Form 5") to be filed with the Securities and Exchange Commission in respect of any such transaction, to any and all amendments to any such Form 4 or Form 5, and to any instruments or documents filed as part of or in connection with any such Form 4 or Form 5, and to file such documents with the Securities and Exchange Commission, any securities exchange and said corporation; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  The undersigned acknowledges that he or she is appointing said attorneys-in-fact and agents solely for the convenience of the undersigned in complying with the reporting requirements of Section 16(a) and said attorneys-in-fact and agents shall not be liable to the undersigned for any action or failure to take action in their capacity as such. The undersigned shall at all times remain fully and solely responsible for compliance with
Section 16(a), including for determining whether and when any Form 4 or Form 5 must be filed thereunder and the accuracy and completeness of the information set forth in any Form 4 or Form 5 so filed. The undersigned agrees not to institute any action or suit at law or in equity against said attorneys-in-fact and agents, or either of them, for any action or failure to take action pursuant to the power granted hereunder or for any deficiency in any action so taken. The undersigned further agrees to indemnify and hold said attorneys-in-fact and agents and each of them harmless from any damages, losses, costs or expenses incurred by them as a result of any action taken or any failure to take action in their capacity as such or for any deficiency in any taken.

                  IN WITNESS WHEREOF, I have subscribed these presents on the date set opposite my name below.

Date:     7/22/03              /s/ Aldo Pichelli
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                               Aldo Pichelli
                               Senior Vice President and Chief Operating
                               Officer, Electronics and Communications Segment,
                               Teledyne Technologies Incorporated

Witness:  /s/ Violita G. Casabar
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